UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2001

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5424	58-0218548

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hartsfield Atlanta International Airport, Atlanta, Georgia 30320
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Letter dated June 15, 2001, including Attachment A.

Item 9. Regulation FD Disclosure.

Delta Air Lines, Inc. (Delta) will be providing to certain investors and analysts a letter dated June 15, 2001, which briefly discusses Delta’s expected financial performance for the June 2001 quarter, the new tentative pilot agreement at Comair, Inc. (Comair), Delta’s wholly-owned subsidiary, and the status of the ratification vote by Delta pilots on a new collective bargaining agreement. The letter is included in this Report on Form 8-K as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

	By:	/s/ Edward H. Bastian

Edward H. Bastian

Senior Vice President — Finance and Controller

Dated: June 15, 2001